Exhibit 99.1

CELSIUS HOLDINGS FILES REGISTRATION STATEMENT
FOR THE SALE OF COMMON STOCK;
BOARD AUTHORIZES 1 FOR 20 REVERSE STOCK SPLIT
CSUH TO APPLY FOR NYSE AMEX LISTING

Delray Beach, Florida - - November 19, 2009 - - Celsius Holdings, Inc. (OTC BB: CSUH.OB) today announced that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed offering of 2,500,000 shares of common stock (after giving effect to a 1 for 20 reverse stock split to be implemented prior to consummation of the offering as described below). The registration statement indicates the common stock will be offered in an underwritten offering at a price per share to be determined, through Ladenburg Thalmann & Co. Inc as lead underwriter. Celsius Holdings, Inc. intends to grant the underwriter a 45-day option to purchase additional shares of common stock to cover over-allotments, if any.

Net proceeds from the proposed offering are expected to be used for 2010 marketing efforts, new product development and general corporate purposes, including working capital.

In connection with the proposed offering, the board of directors authorized a 1 for 20 reverse stock split, in which all our issued and outstanding shares of common stock will be combined and reconstituted as a smaller number of shares of common stock, in a ratio of one share of common stock for every 20 shares of common stock. Our authorized shares of capital stock will be reduced proportionately from 1,000,000,000 to 50,000,000 shares of common stock and from 50,000,000 to 2,500,000 shares of preferred stock. The reverse stock split will be implemented prior to the effective date of the registration statement and we will advise our shareholders of the record and effective dates for the reverse stock split in a subsequent press release. Application will also be made to list our common stock for trading on NYSE Amex upon consummation of the proposed offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of any such state. This offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from Ladenburg Thalmann & Co. Inc., 4400 Biscayne Blvd., Miami, Florida 33137 or toll free at 866-576-5134.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (OTCBB:CSUH.OB) markets Celsius®, the original, great tasting calorie burner that is backed by science, through its wholly-owned operating subsidiary, Celsius, Inc. Celsius, Inc. is dedicated to providing healthier, everyday refreshment through science and innovation. Information about Celsius Holdings, Inc. is available at our website. More information about Celsius, the original, great tasting calorie burner, is available at http://www.celsius.com.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings' future results of operations and/or financial position, or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings' actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; and other risks and uncertainties discussed in the reports Celsius Holdings files from time to time with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

Contact Info:
Jan Norelid (866) 4-CELSIUS or jnorelid@celsius.com

Source: Celsius Holdings, Inc.